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As filed with the Securities and Exchange Commission on November 21, 2005

Registration No. 333-128407

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRONTIER AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-1256945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7001 Tower Road
Denver, Colorado 80249
(720) 374-4200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul H. Tate
Senior Vice President and Chief Financial Officer
7001 Tower Road
Denver, Colorado 80249
(720) 374-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Douglas R. Wright
Jeffrey A. Sherman
Michael M. McGawn
Jonathan S. Asarch
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203-4532
(303) 607-3500

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$23,523
Legal Fees and Expenses*	100,000
Trustee Fees and Expenses*	30,000
Accounting Fees and Expenses*	50,000
Printing and Engraving Fees*	60,000
Rating Agency Fees*	100,000
Nasdaq and Other Listing Fees*	60,000
Miscellaneous*	21,200

Total	$444,723

*
Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers

        The Colorado Business Corporation Act permits a corporation organized under it to indemnify its directors, officers, employees, and agents for various acts. Our bylaws provide that we will indemnify any our directors, officers, employees or agents to the maximum extent provided by law.

        The Colorado Business Corporation Act would permit us to indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which such person was a party to the extent that such person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Therefore, if we cannot show that an officer, director, employee, or agent who incurred liability as a result of such person's position as such did not act in good faith or in the belief that his or her actions were in our best interests, not opposed to our best interests, or not unlawful, we would be required to indemnify such person. Furthermore, indemnification would be mandatory with respect to a director or officer who was wholly successful in defense of a proceeding.

        The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those mentioned above. However, with respect to actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

        Indemnification may also be granted under the terms of agreements that may be entered into in the future according to a vote of shareholders or directors. In addition, we purchase and maintain insurance that protects our officers and directors against any liabilities incurred in connection with their services in these positions.

Item 16. Exhibits

        The following exhibits are filed as part of this registration statement:

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement for Common Stock or Preferred Stock.(1)
1.2	Form of Underwriting Agreement for Debt Securities.(1)
1.3	Form of Underwriting Agreement Relating to Pass Through Certificates.(1)
3.1	Restated Articles of Incorporation (as amended November 2, 2001).(2)
3.2	Bylaws (as amended).(3)
4.1
Rights Agreement, dated as of February 20, 1997, between Frontier Airlines, Inc. and American Securities Transfer & Trust, Inc., including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively, incorporated by reference to Frontier Airlines, Inc. Registration Statement on Form 8-A dated March 11, 1997.(4)
4.1(a)	Amendment to Rights Agreement dated June 30, 1997.(5)
4.1(b)	Amendment to Rights Agreement dated December 5, 1997.(6)
4.1(c)	Third Amendment to Rights Agreement dated September 9, 1999.(7)
4.1(d)	Fourth Amendment to Rights Agreement dated May 30, 2001.(8)
4.1(e)	Fifth Amendment to Rights Agreement dated May 2, 2005.(9)
4.1(f)	Sixth Amendment to Rights Agreement dated May 2, 2005.(9)
4.2	Form of Indenture.
4.3	Form of Debt Security.(1)
4.4	Form of Pass Through Trust Agreement.(1)
4.5	Form of Pass Through Trust Certificate.(1)
4.6	Form of Common Stock Certificate.(10)
4.7	Warrant to Purchase Common Stock dated February 14, 2003.(11)
4.8	Registration Rights Agreement dated as of February 14, 2003, between Frontier Airlines, Inc. and the Holders of Warrants to purchase Common Stock.(11)
5	Opinion of Faegre & Benson LLP.(1)
8.1	Tax Opinion of Faegre & Benson LLP relating to Pass Through Certificates. (included as part of Exhibit 5)
12	Computations of ratio of earnings to fixed charges.(12)
23.1	Consent of Faegre & Benson LLP. (included as part of Exhibit 5)
23.2	Consent of KPMG LLP.(12)
24	Powers of Attorney.(12)
25.1	Statement of Eligibility and Qualification of Trustee under the Indenture for Debt Securities.(1)

25.2	Statement of Eligibility and Qualification of Trustee under the Pass Through Trust Agreement.(1)

(1)
To be filed by amendment or incorporated by reference in connection with the issuance of the securities.

(2)
Incorporated by reference from the Company's Quarterly Report on Form 10-Q, Commission File No. 0-24126, filed on November 14, 2001.

(3)
Incorporated by reference from the Company's Quarterly Report on Form 10-Q, Commission File No. 0-24126, filed on August 10, 1999.

(4)
Incorporated by reference from the Company's Report on Form 8-K filed on March 12, 1997

(5)
Incorporated by reference from the Company's Annual Report on Form 10-KSB, Commission File No. 0-24126, filed July 14, 1997.

(6)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 0-24126, filed on June 22, 1999.

(7)
Incorporated by reference from the Company's Report on Form 8-K filed on October 1, 1997.

(8)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 0-24126, filed on June 8, 2001, as amended by Form 10-K/A filed on July 31, 2001.

(9)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 001-12805 filed on June 14, 2005.

(10)
Incorporated by reference from the Company's Registration Statement on Form SB-2, Commission File No. 33-77790-D, declared effective May 20, 1994.

(11)
Incorporated by reference from the Company's Report on Form 8-K, Commission File No. 0-24126, filed on March 25, 2003.

(12)
Previously filed.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and the State of Colorado, on the 18th day of November, 2005.

FRONTIER AIRLINES, INC.
By:	/s/ PAUL H. TATE Paul H. Tate, Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Date: November 18, 2005	* Samuel D. Addoms, Chairman of the Board and Director
Date: November 18, 2005	* Jeff S. Potter, Chief Executive Officer and Director (Principal Executive Officer)
Date: November 18, 2005	/s/ PAUL H. TATE Paul H. Tate, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Date: November 18, 2005	* Elissa A. Potucek, Vice President, Controller and Treasurer (Principal Accounting Officer)
Date: November 18, 2005	* Patricia A. Engels, Director
Date: November 18, 2005	* Paul S. Dempsey, Director
Date: November 18, 2005	* B. LaRae Orullian, Director

Date: November 18, 2005	* William B. McNamara, Director
Date: November 18, 2005	* D. Dale Browning, Director
Date: November 18, 2005	* James B. Upchurch, Director
*By:	/s/ PAUL H. TATE Paul H. Tate, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement for Common Stock or Preferred Stock.(1)
1.2	Form of Underwriting Agreement for Debt Securities.(1)
1.3	Form of Underwriting Agreement Relating to Pass Through Certificates.(1)
3.1	Restated Articles of Incorporation (as amended November 2, 2001).(2)
3.2	Bylaws (as amended).(3)
4.1	Rights Agreement, dated as of February 20, 1997, between Frontier Airlines, Inc. and American Securities Transfer & Trust, Inc., including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively, incorporated by reference to Frontier Airlines, Inc. Registration Statement on Form 8-A dated March 11, 1997. (4)
4.1(a)	Amendment to Rights Agreement dated June 30, 1997.(5)
4.1(b)	Amendment to Rights Agreement dated December 5, 1997.(6)
4.1(c)	Third Amendment to Rights Agreement dated September 9, 1999.(7)
4.1(d)	Fourth Amendment to Rights Agreement dated May 30, 2001.(8)
4.1(e)	Fifth Amendment to Rights Agreement dated May 2, 2005.(9)
4.1(f)	Sixth Amendment to Rights Agreement dated May 2, 2005.(9)
4.2	Form of Indenture.
4.3	Form of Debt Security.(1)
4.4	Form of Pass Through Trust Agreement.(1)
4.5	Form of Pass Through Trust Certificate.(1)
4.6	Form of Common Stock Certificate.(10)
4.7	Warrant to Purchase Common Stock dated February 14, 2003.(11)
4.8	Registration Rights Agreement dated as of February 14, 2003, between Frontier Airlines, Inc. and the Holders of Warrants to purchase Common Stock.(11)
5	Opinion of Faegre & Benson LLP.(1)
8.1	Tax Opinion of Faegre & Benson LLP relating to Pass Through Certificates. (included as part of Exhibit 5)
12	Computation of ratio of earnings to fixed charges.(12)
23.1	Consent of Faegre & Benson LLP. (included as part of Exhibit 5)
23.2	Consent of KPMG LLP.(12)
24	Powers of Attorney.(12)
25.1	Statement of Eligibility and Qualification of Trustee under the Indenture for Debt Securities.(1)
25.2	Statement of Eligibility and Qualification of Trustee under the Pass Through Trust Agreement.(1)

(1)
To be filed by amendment or incorporated by reference in connection with the issuance of the securities.

(2)
Incorporated by reference from the Company's Quarterly Report on Form 10-Q, Commission File No. 0-24126, filed on November 14, 2001.

(3)
Incorporated by reference from the Company's Quarterly Report on Form 10-Q, Commission File No. 0-24126, filed on August 10, 1999.

(4)
Incorporated by reference from the Company's Report on Form 8-K filed on March 12, 1997.

(5)
Incorporated by reference from the Company's Annual Report on Form 10-KSB, Commission File No. 0-24126, filed July 14, 1997.

(6)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 0-24126, filed on June 22, 1999.

(7)
Incorporated by reference from the Company's Report on Form 8-K filed on October 1, 1997.

(8)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 0-24126, filed on June 8, 2001, as amended by Form 10-K/A filed on July 31, 2001.

(9)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 001-12805 filed on June 14, 2005.

(10)
Incorporated by reference from the Company's Registration Statement on Form SB-2, Commission File No. 33-77790-D, declared effective May 20, 1994.

(11)
Incorporated by reference from the Company's Report on Form 8-K, Commission File No. 0-24126, filed on March 25, 2003.

(12)
Previously filed.

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SIGNATURES
EXHIBIT INDEX